Exhibit 3.57

47a ALTERAtAO DO CONTRATO SOCIAL DA ENSCO DO BRASIL PETROLEO E GAS LTDA. CNPJ n° 04.336.08810001-78 NIRE n° 33.2.0711361-8 AL TERACAO NA ADMINISTRACAO DA SOCIEDADE, EXTINtAO DE FILIAL NO ESPIRITO SANTO E CONSOLIDAtAO DO CONTRATO SOCIAL Pelo presente instrumento particular e na melhor forma de direito, as partes abaixo: 1. ENSCO INTERNATIONAL LTD. (atual denominatao social de Pride International !:.tel.), sociedade devidamente constitufda e validamente existente de acordo com as leis das Ilhas Virgens Britanicas, cujos atos constitutivos foram registrados no Registro de Sociedades do Registro de Comercio Internacional sob on° 50928 em 16 de outubro de 1991, com escrit6rio principal em c/o Citco B.V.I. Flemming House, Wickhams Cay, Road Town, Tortola, British Virgin Islands, inscrita no Cadastro Nacional da Pessoa Jurfdica (''CNPJ'') sob on° 05.632.934/0001-60, neste ato representada por seu procurador Sr. Vinicius Wermelinger Lemes, brasileiro, casado, contador, portador do RG n° 214540155 (DIC/RJ), inscrito no CPF sob o n° ~13.723.447-48, residente e domiciliado na Rua Bariloche, n° 212, apart 101, Cavaleiros, CEP 27920-160, Macae - RJ, Rio de Janeiro-RJ; e 2. ENSCO GLOBAL IV LTD., sociedade devidamente constitufda e existente sob as leis das Ilhas Virgens Britanicas, cujos atos constitutivos foram registrados no Registro de Sociedades do Registro de Comercio Internacional sob on° 277556 em 5 de setembro de 1997, com sede em c/o Citco B.V.I Limited, Flemming House, Wickhams Cay, Road Town, Tortola, Ilhas Virgens Britanicas, inscrita no CNPJ sob o n° 09.102.235/0001-69, neste ato representada por seu procurador Sr. Vinicius Wermelinger Lemes, acima qualificado; Cmicas s6cias da sociedade empresaria limitada ENSCO DO BRASIL PETROLEO E GAS L TDA. (''Sociedade''), com sede na Cidade de Macae, Estado do Rio de Janeiro, na Rua Internacional, n° 1.000, Granja dos Cavaleiros, CEP 27.930-075, com seu Contrato Social arquivado na Junta Comercial do Estado do Rio de Janeiro (''JUCERJA'') sob o NIRE _ 33.2.0711361-8 em 10 de abril de 2003, e ultima (46a) altera~o contratual arquivada na JUCERJA em 14/02/2020 sob on° 33901773279, resolvem alterar o Contrato Social conforme segue:

,., 47a ALTERA<;;AO DO CONTRA.TO SOCIAL DA ENSCO DO BRASIL PETROLEO E GAS L TDA. I) AL TERA<;:Ao NA ADMINISTRA<;:Ao DA SOCIEDADE 1. As s6cias decidem, por unanimidade e sem reservas, alterar a administrac;ao da Sociedade, aceitando a rem'.mcia, com data efetiva em 18 de maio de 2020, da Sra. MARIA CLARA SILVA GONZALEZ, colombiana, casada, gerente de neg6cios, residente e domiciliada na cidade do Rio de Janeiro, Estado do Rio de Janeiro, na Avenida Afranio de Melo Franco n° 30, CEP 22430-060, registrada no Registro Nacional Migratorio ("RNM") sob o n° V308243-Z e inscrita no CPF sob o n° 227 .298.508-48, ao cargo de Diretora de Desenvolvimento de Negocios da Sociedade, nos termos da carta de renuncia que integra a presente coma Anexo I. 2. Em razao das alterac;oes acima, o Paragrafo Terceiro da Clausula Quinta do Contrato Social passa a vigorar com a seguinte redac;ao: "Paragrafo Terceiro: A Sociedade e administrada pelos administradores nao sdcios, que poderao ser destitufdos e/ou substitukfos par delibera~ao das sdcias, representando, no minima, o quorum exigido por lei: {I} Sr. ALBERTO EDUARDO CASTRO GARCIA, brasileiro,, casado,, gerente de opera~oes, portador do RG M-4.223.645 (SSP/MG),, inscnto no CPF sob on° 774. 072.706- 78,, residente e domici/iado na Alameda Rio Tibre, 145 - tote Vl-17,, Alphaville I, CEP: 28898-466, Rio das Ostras - RJ, designado Diretor Presidente,, por prazo indeterminado; {II} Sr. VINICIUS WERMELINGER LEMES,, brasileiro,, casado, contador, com documento de identidade n° 214540155 DIC/RJ, inscrito no CPF sob on° 113.723.447- 48,, domiciliado na Rua Ban/ache,, n° 212, apart 101, cavaleiros, CEP 27920-160, Macae - RJ, designado Diretor Administrativo Financeiro, par prazo indeterminado; e {III} Sra. CARMEN GOMES ROMERO GULLO, brasileira, divorciada, engenheira eletr6nica, portadora do RG no 07681540-6 (IFP/RJ), inscrita no CPF sob o no 011.049.207-27,, residente e domicillada na Avenida Jornalista Tim Lopes, no 255, Bloco 3, apt 108,, Barra da Tijuca, CEP 22. 640-908, Rio de Janeiro - RJ, deslgnada Diretora de Marketing, por prazo indeterminado." II) EXTINtAO DA FILIAL DO ESPIRITO SANTO 3. As s6cias decidem, por unanimidade e sem reservas, extinguir a filial localizada na Cidade de Serra, Estado do Espirito Santo, na Rodovia BR 101 Norte, Contorno, n° 591, sala 109-A, parte, Boa Vista II, CEP 29161-003. 4. Em razao das alterac;5es acirna, o Paragrafo Unico da Clausula Primeira (Denominac;ao Social, Enderec;o e Filiais) do Contrato Social passa a vigorar com a seguinte redac;ao: 2

47a ALTERA<;AO DO CONTRATO SOCIAL DA ENSCO DO BRASIL PETR OLEO E GAS L TDA. ''Paraqrafo Unico: A Sodedade mantem filiais: (i} na Cidade do Rio de Janeiro/ Estado do Rio de Janeiro/ na Avenida Rio Branco/ n° 181/ sa/a 340,i Centro/ CEP 20040-91/l e (ii) na Odade do Rio de Janeiro/ Estado do Rio de Janeiro/ na Rua General Gu,jao/ n° 2 (Lote 1/ PAL 48010/ RA: 01/ Gaju/ CEP 20931-040/ sob a forma de depdsito fechado." 5. Todas as demais clausulas e condic;5es estabelecidas no ato constitutive da sociedade e alterac;5es posteriores, nao abrangidas pelo presente instrumento, permanecem em vigor. III) CONSOLIDAtAO DO CONTRATO SOCIAL 6. Em dec0rrencia das alterac;oes acima, as s6cias resolvem consolidar o texto do Contrato Social, que passa a vigorar com a seguinte redac;ao: CONTRATO SOCIAL DA ENSCO DO BRASIL PETROLEO E GAS LTDA CNPJ n° 04.336.088/0001-78 NIRE n° 33.2.0711361-8 Cliiusula Primeira - Denomina~o Social, Endere~o e Filiais A sociedade sera denominada ENSCO DO BRASIL PETROLEO E GAS LTDA., com sede e domidlio na Cidade de Macae, Estado do Rio de Janeiro, na Rua Internacional, n° 1.000, Granja dos Cavaleiros, CEP 27930-075, podendo a qualquer tempo, abrir escrit6rios, filiais e sucursais, mediante alterac;ao contratual assinada por todas as s6cias, tanto no Pars como no exterior. Paraqrafo Unico: A Sociedade mantem filiais: (i) na Cidade do Rio de Janeiro, Estado do Rio de Janeiro, na Avenida Rio Branco, n° 181, sala 3403, Centro, CEP 20040-918, e (ii) na Cidade do Rio de Janeiro, Estado do Rio de Janeiro, na Rua General Gurjao, n° 2 (Late 1, PAL 48010, RA: 01), Caju, CEP 20931-040, sob a forma de dep6sito fechado. Clausula Segunda - Objeto A Sociedade tera por objeto a prestac;ao de servic;os especializados de sondagem e perfurac;ao de poc;os de petr61eo e gas natural e servi<;os, auxiliares em geral, bem como quaisquer outros servic;os relacionados com a industria petrolffera, em terra e na plataforma continental brasileira, incluindo, mas nao se limitando a: (a) cimentac;ao; (b) estimulac;ao, inclusive mediante acidificac;ao e fraturac;ao; (c) servic;os auxiliares de oleo, injec;ao de cimento e tamponamento de barris de oleo; (d) operac;oes de acondicionamento e cah;os; (e) circulac;ao de fluidos; (f) preparac;ao de testes com tubas; (g) outros seivi,;os adicionais ou relacionados com a produ<;.io ou a pros~ 3

47a AL TERA<;AO DO CONTRATO SOCIAL DA ENSCO DO BRASIL PETROLEO E GAS LTDA. petr61eo; {h) servic;os de representac;ao autonoma de empresas estrangeiras e nacionais em relac;ao a bens e servic;os para a industria de petroleo no Brasil; (i) a locac;ao de equipamentos em geral; (j) a prestac;ao de apoio a transporte maritime especializado relacionado com operac;oes de perfurac;ao no mar, podendo, para tanto, comprar, vender, importar, exportar, administrar, arrendar e/ou operar, por si ou por intermedio de terceiros, qualquer tipo de equipamento ou embarcac;ao maritima; (k) a prestac;ao de assistencia e atendimento tecnico, podendo promover, para uso pr6prio, a importac,;:ao de equipamentos, acess6rios, pec,;:as, materiais e suprimentos necessaries ao desempenho das mencionadas atividades e outras atividades legais: Paraqrafo Primeiro: A Sociedade podera participar, direta ou indiretamente, em outras sociedades. Paragrafo Segundo: A Sociedade tera um Departamento de Engenharia sob a responsabilidade de um Engenheiro devidamente registrado no CREA, que tera ampla autonomia na direc,;:ao tecnica, bem coma na execuc,;:ao e supervisao dos servic,;:os em questao. Paragrafo Terceiro: A Sociedade podera, tambem, promover a importac,;:ao definitiva ou temporaria de bens para o cumprimento de suas atividades sociais. Paragrafo Quarto: A Sociedade podera prestar garantias a outras sociedades desde que observadas as disposic,;:5es deste Contrato Social. Clausula Terceira - Dura~ao O prazo de durac,;:ao da Sociedade sera indeterminado. Clausula Quarta - Capital Social O capital social subscrito e de R$ 109.389.415,00 (cento e nove milhoes e trezentos e oitenta e nove mil e quatrocentos e quinze reais), divididos em 109.389.415 (cento e nove milhoes e trezentas e oitenta e nove mil e quatrocentas e quinze) quotas, totalmente integralizadas em moeda corrente nacional, do valor nominal de R$ 1,00 (um real) cada uma, assim distribufdas entre as s6cias: SOCIAS N° de quotas Valor (R$) ENSCO INTERNATIONAL LTD. 109.389.352 109.389.352,00 ENSCO GLOBAL IV LTD. 63 63,00 Total 109.389.415 109.389.415,00 Paragrafo Unico: Cada quota e indivisfvel e confere a seu titular o direito a 1 (um) voto nas decisoes da Sociedade. 4

47a ALTERA<;AO DO CONTRATO SOCIAL DA ENSCO DO BRASIL PETROLEO E GAS LTDA. Clausula Quinta - Administra~ao A administra<;ao e representa<;ao legal da Sociedade serao exercidas por 1 (um) ou mais administradores nao s6cios, nomeados pelas s6cias, aos quais ficam outorgados todos os poderes que a lei assegura aos s6cios administradores. Os administradores terao os tftulos que lhes forem conferidos pelas s6cias, com todos os poderes para, individualmente ou em conjunto de 2 (dois), gerir a Sociedade e representa-la, ativa e passivamente, em jufzo ou fora dele, inclusive perante 6rgaos da administra<;ao direta e indireta dos governos federal, estadual e municipal; assinar quaisquer documentos, mesmo que importem em responsabilidades ou obriga<;6es da Sociedade, inclusive escrituras, contratos e tftulos de credito, emitir e endossar cheques, abrindo, movimentando e encerrando contas correntes bancarias, receber e dar quitac;ao, assim coma nomear ·representantes, agentes, prepostos e procuradores ad negotia au ad judicia para agir em nome e em defesa dos interesses e direitos da Sociedade. Paraqrafo Primeiro: Os representantes, agentes, prepostos e procuradores ad negotia da Sociedade serao constitufdos sempre par prazo certo nao superior a 36 (trinta e seis) meses e com poderes espedficos, claramente definidos, mediante instrumento publico ou particular de procura<;ao, outorgada com assinatura conjunta de 2 (dais) administradores: as procura<;5es ad Judicia et extra poderao ser revogadas a qualquer tempo pelos administradores ou pelas s6cias. Paraqrafo Segundo: Os administradores designados pelas s6cias ficam dispensados de prestar cau<;ao e farao jus a uma remunera<;ao que sera fixada pelas s6cias que representem a maioria do capital social. Paraqrafo Terceiro: A Sociedade e administrada pelos administradores nao s6cios, que poderao ser destitufdos e/ou substitufdos por delibera<;ao das s6cias, representando, no mfnimo, o quorum exigido por lei: (I) Sr. ALBERTO EDUARDO CASTRO GARCIA, brasileiro, casado, gerente de opera<;5es, portador do RG M-4.223.645 (SSP/MG), inscrito no CPF sob o n° 774.072.706-78, residente e domiciliado na Alameda Rio Tibre, 145 - late V1-17, Alphaville I, CEP: 28898-466, Rio das Ostras - RJ, designado Diretor Presidente, por prazo indeterminado; (II) Sr. VINICIUS WERMELINGER LEMES, brasileiro, casado, contador, com documento de identidade n° 214540155 DIC/RJ, inscrito no CPF sob on° 113.723.447- 48, domiciliado na Rua Bariloche, n° 212, apart 101, Cavaleiros, CEP 27920-160, Macae - RJ, designado Diretor Administrativo Financeiro, par prazo indeterminado; e {Ill) Sra. CARMEN GOMES ROMERO GULLO, brasileira, divorciada, engenheira eletronica, portadora do RG n° 07681540-6 (IFP/RJ), inscrita no CPF sob o n° 011.049.207-27, residente e domiciliada na Avenida Jornalista Tim Lopes, n° 255, Bloco 5

47a ALTERA<;AO DO CONTRATO SOCIAL DA ENSCO DO BRASIL PETROLEO E GAS LTDA. 3, apt. 108, Barra da Tijuca, CEP 22.640-908, Rio de Janeiro - RJ, designada Diretora de Marketing, por prazo indeterminado. Paragrafo Quarto: A denominac;ao social podera ser utilizada em neg6cios de interesse da Sociedade, todas as ac;oes de qualquer s6cia, administrador, diretor, gerente, agentes ou empregados que porventura envolvam a Sociedade em quaisquer operac;oes estranhas ao seu objeto social sao automaticamente nulas e nao obrigam a Sociedade. Paragrafo Quinto: As aplicac;oes financeiras, a abertura e movimentac;ao de contas bancarias, bem como quaisquer operac;oes financeiras e investimentos serao realizados de acordo com as diretrizes estabelecidas pelas s6cias, sendo indispensavel a assinatura de 2 (dois) administradores ou de 2 (dois) procuradores com poderes outorgados atraves de instrumento· publico de procurac;ao outorgada pelos administradores. Clausula Sexta - Delibera~oes Sociais Todas as deliberac;oes das s6cias serao materializadas atraves de resoluc;oes tomadas em reuniao pelo voto majoritario, com 1 (um) voto correspondendo a cada quota do capital social, salvo nos casos em que a lei expressamente disp6e de modo diverse. Paragrafo Primeiro: As reuni6es serao convocadas atraves de correspondencia escrita enviada as s6cias, inclusive por meio de correio eletr6nico, com uma antecedencia minima de 8 (oito) dias. Essa formalidade pode ser dispensada quando todas as s6cias comparecerem ou se declararem, por escrito, cientes do local, data, hora e ordem do dia. Paragrafo Segundo: As reunioes das s6cias serao instaladas com a presenc;a, em primeira convocac;ao, de titulares de maioria do capital social, e, em segunda, com qualquer numero. Paragrafo Terceiro: A reuniao torna-se dispensavel quando todas as s6cias decidirem, por escrito, sobre a materia que seria objeto dela. Clausula Setima - Cessao de Quotas As quotas da Sociedade nao poderao ser vendidas, cedidas ou transferidas, ou por qualquer meio alienadas sem o previo e expresso consentimento das outras s6cias, as quais, na propon;ao de sua participac;ao no capital, terao sempre a preferencia para adquirir a totalidade das quotas oferecidas, nas mesmas condic;oes propostas pelo terceiro interessado, formalizando, se realizada a cessao, a alterac;ao contratual pertinente. O direito de preferencia devera ser exercido no prazo de 30 (trinta) dias, contados do recebimento da comunicac;ao pelos s6cios remanescentes. Qualquer transferencia, venda ou cessao feita com violac;ao ao estabelecimento n~ sera considerada sem nenhum efeito. ~ 6

47a ALTERA<;AO DO CONTRATO SOCIAL DA ENSCO DO BRASIL PETROLEO E GAS LTDA. Clausula Oitava - Dissoluc;ao A Sociedade nao se dissolvera pela retirada, exclusao ou desqualificac;ao de qualquer s6cia desde que as socias remanescentes concordem em adquirir, para a Sociedade ou para elas pr6prias, as quotas da s6cia retirante, exclufda ou desqualificada, com base na situac;ao patrimonial da Sociedade, a data da resoluc;ao, verificada em balanc;o especialmente levantado. Em caso de falecimento, falencia ou interdic;ao de uma das s6cias, as demais s6cias decidirao pelo voto majoritario se a Sociedade devera continuar com os herdeiros ou sucessores, ou se os mesmos serao apenas indenizados pelas quotas detidas pela s6cia falecida, falida ou interditada, com base em balanc;o especialmente levantado antes da sentenc;a judicial de falencia, interdic;ao ou de partilha do seu inventario. Paragrafo Unico: Em caso de liquidac;ao ou dissoluc;ao da Sociedade, as s6cias que representem a maioria do capital social nomearao os liquidantes, estabelecendo seus poderes, obrigac;oes e honoraries. Clausula Nona - Exercicio Social O exercfcio social coincidira com o ano calendario e tera infcio no dia 1° (primeiro) de janeiro, terminando no dia 31 (trinta e um) de dezembro de cada ano. Ao final de cada exerdcio social serao elaborados o inventario, o balanc;o patrimonial e o balanc;o de resultado economico. Paragrafo Primeiro: Nos quatro meses seguintes aos termino do exerdcio social, as s6cias se reunirao para (i) tomar as contas dos administradores e deliberar sobre o balanc;o patrimonial e o resultado economico; (ii) designar administradores, quando for o caso; e (iii) tratar de qualquer outro assunto constante da ordem do dia. Paragrafo Segundo: A Sociedade podera levantar balanc;os intermediaries, que poderao servir de base para: a) distribuic;ao ou capitalizac;ao dos resultados intermediaries; b) o pagamento de juros a tftulo de remunerac;ao do capital pr6prio; c) outra destinac;ao conforme deliberac;ao das s6cias. Clausula Dez - Resultados e Juros a Titulo de Remunerac;io do Capital Pr6prio As s6cias deliberarao consoante o que ficou estabelecido na Clausula Nona deste instrumento, sabre a destinac;ao dos resultados e o pagamento de juros a tftulo de remunerac;ao do capital pr6prio, nos termos da lei. As s6cias nao terao direito ao recebimento dos resultados ou ao pagamento dos juros caso nao tenha havido uma resoluc;ao expressa dos mesmos. ~ 7

47a ALTERA<;AO DO CONTRATO SOCIAL DA ENSCO DO BRASIL PETROLEO E GAS L TDA. Clausula Onze- Responsabilidade A responsabilidade de cada s6cia e restrita ao valor de suas quotas, mas ambas respondem solidariamente pela integralizai;ao do capital social. Clausula Doze - Legisla~ao Este Contrato Social sera regido pela legislac;ao aplicavel as sociedades empresarias limitadas e, de forma supletiva, no que couber, pelas normas das sociedades anonimas. Clausula Treze - Foro Fica eleito o fol'o da Capital do Estado do Rio de Janeiro para dirimir quaisquer duvidas ou quest5es decorrentes de ou relacionadas ao exerdcio e cumprimento dos .direitos e obrigac;oes resultantes do presente Contrato. E, por estarem, assim justos e contratados entre si, firmam o presente instrumento em 2 (duas) via de igual teor e forma, na presenc;a das 2 (duas) testemunhas abaixo indicadas. S6cios: 1. -----r'--------- - No · RoJai·l-0 Vlfjf\Po C.urJ/M RG : I U }9'13 -, cPF: /I~ · 22,2 . i51 .- o~ 8 2. /tfA{ rJ ~dc, 1 WMM Nome: c 4 ~tlo Pl<!& m 'TAt/,4-,25J RG: 2 1 $;3 S 25 Cf 9 - Lj CPF: /2 4'243 ~ :f z.r

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CARTA DE RENUNCIA Eu, MARIA CLARA SILVA GONZALEZ, colombiana, casada, gerente de neg6cios, residente e domiciliada na cidade do Rio de Janeiro, Estado do Rio de Janeiro, na Avenida Afranio de Melo Franco No. 30, CEP 22430-060 registrada no Registro Nacional Migrat6rio ("RNM'1 sob o n° V308243-Z e inscrita no CPF sob o n° 227.298.508-48, venho comunicar formalmente minha renuncia, em carater irrevogavel e irretratavel, ao cargo de administradora, na posi<;ao de Diretora de Desenvolvimento de Neg6cios, da ENSCO DO BRASIL PETROLEO E GAS LTDA., sociedade empresaria limitada, com sede na Cidade de Macae, Estado do Rio de Janeiro, na Rua Internacional, n° 1.000, Granja dos Cavaleiros, CEP 27.930-075, inscrita no CNPJ sob o n° 04.336.088/0001-78, com seu ato constitutivo arquivado na Junta Cornercial do Estado do Rio de Janeiro sob o NIRE 33.2.0711361-8 ("Sociedade"), desligando-me de todas as min has furn;oes a partir de 18 de maio de 2020. Neste ato, outorgo a Sociedade e aos seus s6cios a liberac;;ao e a mais ampla, rasa, geral, incondicional e irrevogavel quitaQio de todos os direitos e obrigac;;oes relacionados a execu<;ao de suas func;;oes, declarando que nao tenho nada a reclamar ou ex:igir, hoje ou no futuro, em jufzo ou fora dele, por si e por seus sucessores, em qualquer momenta e par qualquer motivo, inclusive por todos as valores recebidos ate esta data em razao do exerdcio do meu respective cargo. Rio de Janeiro, 6 de maio de 2020. · Atenciosamente, MARIA CLARA SILVA GONZALEZ De acordo: (Diretor Administrativo Financeiro: Vinicius Werrnefinger Lemes) (p.p. Vinicius Wennelinger Lemes)